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                                                                    Exhibit 16.1

                        [Arthur Andersen LLP Letterhead]


                                           May 20, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madame:

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated May 20, 2002 of iBasis, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,


/s/ Arthur Andersen LLP

Arthur Andersen LLP